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                                                                 EXHIBIT 12 (b)


                          DORAL FINANCIAL CORPORATION
                      COMPUTATION OF RATIO OF EARNINGS TO
                FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                     ------------------------------------------------------
                                                                       2000        1999       1998        1997        1996
                                                                     --------    --------    --------    --------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                   285,275     163,269     115,894      62,269     47,130
                                                                     --------    --------    --------    --------    -------

TOTAL EARNINGS                                                       $381,427    $239,882    $175,733    $100,066    $78,409
                                                                     ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                               $283,849    $160,712    $114,396    $ 60,912    $45,857
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,921       2,286         544         526        586
     An estimate of the interest component within rental expense        2,034       1,474       1,080         831        687
                                                                     --------    --------    --------    --------    -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                        287,804     164,472     116,020      62,269     47,130
                                                                     --------    --------    --------    --------    -------

Preferred dividend requirements                                         6,806       5,139         676         130         14
Ratio of pre tax income to net income                                   1.133       1.133       1.133       1.161      1.156
                                                                     --------    --------    --------    --------    -------

PREFERRED DIVIDEND FACTOR                                               7,711       5,821         766         151         16
                                                                     --------    --------    --------    --------    -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                $295,515    $170,293    $116,786    $ 62,420    $47,147
                                                                     ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS     1.29        1.41        1.50        1.60       1.66
                                                                     ========    ========    ========    ========    =======



EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                   223,273     127,485      98,456      52,255     41,604
                                                                     --------    --------    --------    --------    -------

TOTAL EARNINGS                                                       $319,425    $204,098    $158,295    $ 90,052    $72,883
                                                                     ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                               $221,847    $124,928    $ 96,916    $ 50,898    $40,331
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,921       2,286         544         526        586
     An estimate of the interest component within rental expense        2,034       1,474       1,080         831        687
                                                                     --------    --------    --------    --------    -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                        225,802     128,688      98,540      52,255     41,604
                                                                     --------    --------    --------    --------    -------

Preferred dividend requirements                                         6,806       5,139         676         130         14
Ratio of pre tax income to net income                                   1.133       1.133       1.133       1.161      1.156
                                                                     --------    --------    --------    --------    -------

PREFERRED DIVIDEND FACTOR                                               7,711       5,821         766         151         16
                                                                     --------    --------    --------    --------    -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                $233,513    $134,509    $ 99,306    $ 52,406    $41,621
                                                                     ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS     1.37        1.52        1.59        1.72       1.75
                                                                     ========    ========    ========    ========    =======